As of November 1, 2000





Howard Ash
4233 Sheridan Avenue
Miami Beach, FL 33140

Dear Howard:

         This letter shall serve to memorialize the agreement between you and us, as follows:

     1) We hereby engage you and you accept such engagement to render the following services:

          a. Develop and prepare a Business Plan(s) for us suitable for presentation to investors, sponsors and potential alliance partners. We shall provide you with various materials (the "Submitted Materials"), inclusive of annual budgets for the years 2001-2003, personnel requirements, marketing plans, financial and promotional models relating to sponsorships, technology licensing models, fee schedules for our products and services and a competitive analysis. You agree to provide your comments and suggestions as to modification of the Submitted Materials. Provided that we remain available at all reasonable times to discuss with you all matters relating to the contents of such Business Plan, you agree to complete and submit the Business Plan (incorporating such Submitted Material, as modified), to us on or before December 18, 2000; and after our review, the Business Plan, incorporating any required revisions, should be completed on or before January 8, 2001.

Howard Ash
November 1, 2000
Page 2.

          b. Use your best efforts to secure second tier financing for us from institutional and private investors you procure (the "Investors"). The terms of any financing arrangements shall be determined, as shall the amount of the financing we require (but it will not be less the $5,000,000.) You agree to organize a schedule so that presentations to the Investors can be completed over a four week period, commencing following completion of the approved Business Plan, but not later than January 15, 2001.

          c. Provide us with your advise and council relating to our business and financial activities, and in this connection we shall discuss with you all of the various significant opportunities presented to us relating to, among other things, alliances, technology licensing, investors, and potential acquisitions, so that you remain fully informed.

     2) In consideration of the rendition of your services hereunder, we shall pay you:

          a. The sum of $20,000 for and in connection with your preparation and delivery of the Business Plan, $5,000 of which has been paid to you, $5,000 of which shall be paid to you on the date of your execution of this letter agreement and $10,000 of which shall be paid to you on completion of the final Business Plan(s).

          b. For your services relating to your procurement of funds from such Investors, we shall pay you $10,000 on commencement of the four-week presentation period described in paragraph 1 (b) above, and in addition, you shall be entitled to a finder's fee equal to five percent (5%) of the funds received by us from such Investors, net of any commissions or similar fees payable to third parties. Such finder's fee(s) shall be paid to you in the form of cash and/or equity, as you shall determine.

Howard Ash
November 1, 2000
Page 3.


     3) We shall reimburse you for all reasonable travel, lodging and entertainment expenses which are incurred by you directly in connection with the rendition of your services hereunder.

     4) You agree that the work product of your services hereunder shall be our sole and exclusive property. You further agree that the non-disclosure agreement previously signed by you remains in full force and effect.

     5) We and you acknowledge our mutual desire to negotiate the terms of and enter into an agreement relating to your services as our Chief Operating Office following the timely and satisfactory completion of your obligations hereunder.

         We intend to prepare and submit a more formal agreement to you, but until the same is so prepared and fully executed, this letter shall serve as a binding agreement between you and us.

         If the forgoing confirms your understanding of our agreement please sign this letter on the space provided below.



                                           Sincerely,
                                           EduLink, Inc.



                                           By  /s/ Michael Rosenfeld
                                               -----------------------------
                                           Michael Rosenfeld, CEO

Agreed To and Accepted


/s/ Howard Ash
- ---------------------
Howard Ash